Exhibit 99.2

Avadel Pharmaceuticals plc

Unaudited Pro Forma Condensed Combined Financial Information

Overview

On June 30, 2020 (the “Closing Date”), Avadel Legacy Pharmaceuticals, LLC (the “Avadel Seller”), a wholly-owned subsidiary of Avadel Pharmaceuticals plc (the “Company”), sold its assets, rights and interests relating to Bloxiverz® (neostigmine hydrochloride injection), Vazculep® (phenylephrine hydrochloride injection), Akovaz® (ephedrine sulfate injection) and Nouress (L-cysteine hydrochloride injection) (the “Business”) to Exela Sterile Medicines LLC (the “Exela Buyer”) (the “Transaction”) pursuant to an asset purchase agreement by and among the Avadel Seller, Avadel US Holdings, Inc. (the “Seller Parent”), the Exela Buyer and Exela Holdings, Inc. (the “Buyer Parent”, together with the Avadel Seller, the Seller Parent and the Exela Buyer, the “Parties”) (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Exela Buyer paid the Avadel Seller $14.5 million on the Closing Date and will pay an additional $27.5 million in ten equal monthly installments beginning 90 days following the Closing Date for total aggregate consideration of $42.0 million. In connection with the Transaction, the Parties also agreed to cause the dismissal of the pending civil litigation related to Nouress in the District Court for the District of Delaware.

Pro Forma Financial Information

Set forth below are the following:

•	Unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2020

•	Unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2019

•	Unaudited pro forma condensed combined statement of loss of the Company for the three months ended March 31, 2020

•	Unaudited pro forma condensed combined statement of loss of the Company for the twelve months ended December 31, 2019

•	Notes to unaudited pro forma condensed combined balance sheets and statements of loss

Avadel Pharmaceuticals plc

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2020

(in thousands, except per share information)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$73,506	$12,935	(a)	$86,441
Marketable securities	39,977	—		39,977
Accounts receivable	8,797	—		8,797
Inventories	3,523	(3,523)	(b)	—
Research and development tax credit receivable	1,835	—		1,835
Prepaid expenses and other current assets	3,337	27,500	(c)	30,837
Total current assets	130,975	36,912		167,887
Property and equipment, net	472	—		472
Operating lease right-of-use assets	3,365	—		3,365
Goodwill	18,491	(1,654)	(d)	16,837
Intangible assets, net	610	(610)	(e)	—
Research and development tax credit receivable	6,288	—		6,288
Other non-current assets	47,524	(9,152)	(f)	38,372
Total assets	$207,725	$25,496		$233,221

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term contingent consideration payable	$5,855	$(5,140)	(g)	$715
Current portion of operating lease liability	604	—		604
Accounts payable	6,790	—		6,790
Accrued expenses	14,858	2,800	(h)	17,658
Income taxes	2,297	—		2,297
Other current liabilities	1,932	—		1,932
Total current liabilities	32,336	(2,340)		29,996
Long-term debt	123,258	—		123,258
Long-term contingent consideration payable, less current portion	12,195	(12,195)	(g)	—
Long-term operating lease liability	2,205	—		2,205
Other non-current liabilities	5,664	—		5,664
Total liabilities	175,658	(14,535)		161,123

Shareholders’ equity:
Preferred shares, nominal value of $0.01 per share; 50,000 shares authorized; 488 issued and outstanding at March 31, 2020	5	—		5
Ordinary shares, nominal value of $0.01 per share; 500,000 shares authorized; 51,812 issued and 46,404 outstanding at March 31, 2020	518	—		518
Treasury shares, at cost, 5,407 shares held at March 31, 2020	(49,998)	—		(49,998)
Additional paid-in capital	497,249	—		497,249
Accumulated deficit	(392,080)	40,031	(i)	(352,049)
Accumulated other comprehensive loss	(23,627)	—		(23,627)
Total shareholders’ equity	32,067	40,031		72,098
Total liabilities and shareholders’ equity	$207,725	$25,496		$233,221

Avadel Pharmaceuticals plc

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2019

(in thousands, except per share information)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,774	$12,935	(a)	$22,709
Marketable securities	54,384	—		54,384
Accounts receivable	8,281	—		8,281
Inventories	3,570	(3,570)	(b)	—
Research and development tax credit receivable	2,107	—		2,107
Prepaid expenses and other current assets	4,264	27,500	(c)	31,764
Total current assets	82,380	36,865		119,245
Property and equipment, net	544	—		544
Operating lease right-of-use assets	3,612	—		3,612
Goodwill	18,491	(1,654)	(d)	16,837
Intangible assets, net	813	(813)	(e)	—
Research and development tax credit receivable	6,322	—		6,322
Other non-current assets	39,274	(9,702)	(f)	29,572
Total assets	$151,436	$24,696		$176,132

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Current portion of long-term contingent consideration payable	$5,554	$(5,054)	(g)	$500
Current portion of operating lease liability	645	—		645
Accounts payable	6,100	—		6,100
Accrued expenses	19,810	2,800	(h)	22,610
Other current liabilities	3,875	—		3,875
Total current liabilities	35,984	(2,254)		33,730
Long-term debt	121,686	—		121,686
Long-term contingent consideration payable, less current portion	11,773	(11,773)	(g)	—
Long-term operating lease liability	2,319	—		2,319
Other non-current liabilities	8,873	—		8,873
Total liabilities	180,635	(14,027)		166,608

Shareholders’ (deficit) equity:
Ordinary shares, nominal value of $0.01 per share; 500,000 shares authorized; 42,927 issued and 37,520 outstanding at December 31, 2019	429	—		429
Treasury shares, at cost, 5,407 shares held at December 31, 2019	(49,998)	—		(49,998)
Additional paid-in capital	434,391	—		434,391
Accumulated deficit	(391,215)	38,723	(i)	(352,492)
Accumulated other comprehensive loss	(22,806)	—		(22,806)
Total shareholders’ (deficit) equity	(29,199)	38,723		9,524
Total liabilities and shareholders’ (deficit) equity	$151,436	$24,696		$176,132

Avadel Pharmaceuticals plc

Unaudited Pro Forma Condensed Combined Statement of Loss

Three Months Ended March 31, 2020

(in thousands, except per share information)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
	(unaudited)
Product sales	$12,243	$(12,264)	(j)	$(21)
Operating expenses:
Cost of products	2,457	(2,449)	(j)	8
Research and development expenses	5,530	(196)	(k)	5,334
Selling, general and administrative expenses	7,913	(447)	(l)	7,466
Intangible asset amortization	203	(203)	(m)	—
Changes in fair value of contingent consideration	2,478	(2,478)	(n)	—
Restructuring costs	159	—		159
Total operating expenses	18,740	(5,773)		12,967
Operating loss	(6,497)	(6,491)		(12,988)
Investment and other income, net	(378)	—		(378)
Interest expense	(3,190)	—		(3,190)
Loss on deconsolidation of subsidiary	—	—		—
Other expense - changes in fair value of contingent consideration payable	(310)	310	(o)	—
Loss before income taxes	(10,375)	(6,181)		(16,556)
Income tax benefit	(9,510)	(1,315)	(p)	(10,825)
Net loss	$(865)	$(4,866)		$(5,731)

Net loss per share - basic	$(0.02)			$(0.14)
Net loss per share - diluted	(0.02)			(0.14)

Weighted average number of shares outstanding - basic	41,057			41,057
Weighted average number of shares outstanding - diluted	41,057			41,057

Avadel Pharmaceuticals plc

Unaudited Pro Forma Condensed Combined Statement of Loss

Twelve Months Ended December 31, 2019

(in thousands, except per share information)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
	(unaudited)
Product sales	$59,215	$(59,273)	(j)	$(58)
Operating expenses:
Cost of products	12,125	(11,368)	(j)	757
Research and development expenses	32,917	(1,960)	(k)	30,957
Selling, general and administrative expenses	30,183	(1,102)	(l)	29,081
Intangible asset amortization	816	(816)	(m)	—
Changes in fair value of related party contingent consideration	845	(845)	(n)	—
Restructuring costs	6,441	—		6,441
Total operating expenses	83,327	(16,091)		67,236
Operating loss	(24,112)	(43,182)		(67,294)
Investment and other income, net	1,069	—		1,069
Interest expense	(12,483)	—		(12,483)
Loss on deconsolidation of subsidiary	(2,678)	—		(2,678)
Other expense - changes in fair value of related party payable	(378)	378	(o)	—
Loss before income taxes	(38,582)	(42,804)		(81,386)
Income tax benefit	(5,356)	(9,108)	(p)	(14,464)
Net loss	$(33,226)	$(33,696)		$(66,922)

Net loss per share - basic	$(0.89)			$(1.79)
Net loss per share - diluted	$(0.89)			$(1.79)

Weighted average number of shares outstanding - basic	37,403			37,403
Weighted average number of shares outstanding - diluted	37,403			37,403

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except per share information)

Note 1: Basis of Presentation

The unaudited pro forma condensed combined financial statements reflect adjustments to the Company’s historical financial results as reported under generally accepted accounting principles in the United States (“GAAP”) in connection with the Transaction. The unaudited pro forma condensed combined balance sheet as of December 31, 2019 and the unaudited pro forma condensed combined statement of loss for the twelve months then ended give effect to the sale of the Business as if the Transaction occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 and the unaudited pro forma condensed combined statement of loss for the three months then ended give effect to the sale of the Business as if the Transaction occurred on January 1, 2020.

The unaudited pro forma condensed combined financial statements included below are being provided for information purposes only and are not necessarily indicative of the results of operations or financial position that would have resulted if the Transaction had actually occurred on the date indicated and are not intended to project the Company’s results of operations or financial position for any future period. The pro forma adjustments are based on available information and assumptions that the Company believes are attributable to the sale of the Business, are factually supportable, and with respect to the statement of loss, have continuing impact on the consolidated results.

The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Note 2: Pro Forma Adjustments

The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analysis are performed, and have been made solely for the purpose of providing unaudited pro forma condensed financial statements. Differences between these preliminary estimates and the final accounting may occur and these differences could have a material effect on the accompanying unaudited pro forma condensed financial statements.

As part of the Transaction, the Company retained certain assets and liabilities associated with the Business, including accounts receivable and accounts payable, and accordingly, those are not reflected as pro forma adjustments. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma unaudited condensed combined balance sheets

(a)  This adjustment represents the receipt of $14,500 cash consideration from the Exela Buyer at the closing of the Transaction less $1,565 placed into escrow for the estimated earn outs and royalties payable to Breaking Stick Holdings L.L.C., Horizon Santé FLML, Sarl, Deerfield Private Design Fund II, L.P., all affiliates of Deerfield Capital L.P. ("Deerfield") and Broadfin Healthcare Master Fund ("Broadfin") for the current quarter ended.

(b)  This adjustment reflects the elimination of Inventories that were purchased as part of the Transaction.

(c)  This adjustment reflects the Transaction consideration in the form of ten monthly installment payments of $2,750 (totaling $27,500) beginning 90 days from the Closing date.

(d)  This adjustment reflects the elimination of $1,654 of Goodwill based on the relative fair value of the Business as a portion of the overall value of the Company.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except per share information)

(e)  This adjustment reflects the elimination of the unamortized balance of the Intangible asset on acquired developed technology for Vazculep.

(f)  This adjustment reflects the elimination of $1,228 and $1,162 of other long-term assets and $8,474 and $7,990 of deferred tax assets at December 31, 2019 and March 31, 2020, respectively. The eliminated deferred tax assets are tax attributes of the Business.

(g)  This adjustment reflects the elimination of short and long term related party payables, less the expected amounts due to Deerfield and Broadfin after taking into consideration the escrow discussed in Note (a). As part of the Transaction, the buyer agreed to assume the quarterly earn-out and royalty payments for periods after the close of the Transaction. The Company will no longer be responsible for these payments.

(h)  This adjustment reflects the estimated transaction fees payable related to the Transaction.

(i)  This adjustment reflects the estimated gain of $38,723 and $40,031 arising from the Transaction for the year ended December 31, 2019 and period ended March 31, 2020, respectively. This estimated gain has not been reflected in the pro forma unaudited condensed combined statements of loss as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Purchase Agreement.

Adjustments to the pro forma unaudited condensed combined statements of loss

(j)  This adjustment reflects the reversal of Product sales and Costs of products directly attributable to the Business.

(k)  This adjustment reflects the reversal of Research and development expenses directly attributable to the Business.

(l)  This adjustment reflects the reversal of Selling, general and administrative expenses directly attributable to the Business.

(m)  This adjustment reflects the reversal of Intangible asset amortization on acquired developed technology for Vazculep.

(n)  This adjustment reflects the reversal of Changes in fair value of related party contingent consideration directly attributable to the Business. The Company will no longer be responsible for these payments.

(o)  This adjustment reflects the elimination of Changes in fair value of related party payable directly attributable to the Business. The Company will no longer be responsible for these payments.

(p)  This adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect for the periods presented.